Exhibit 99.1

NEWS RELEASE

Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI  49525
616.527.5820

For Release:	Immediately

Contact:	William B. Kessel, President and CEO, 616.447.3933 Robert N. Shuster, Chief Financial Officer, 616.522.1765

INDEPENDENT BANK CORPORATION
ANNOUNCES APPOINTMENT OF JOAN A. BUDDEN
TO ITS BOARD OF DIRECTORS

GRAND RAPIDS, Mich., July 27, 2015 – Independent Bank Corporation (NASDAQ: IBCP), the holding company of Independent Bank, a Michigan-based community bank, announced that its Board of Directors appointed Joan A. Budden to the boards of the Corporation and the Bank. Ms. Budden is the Chief Marketing Officer of Priority Health, serving in this role since July of 2010. As Chief Marketing Officer, Ms. Budden is responsible for strategic marketing, product development, sales and government programs. And prior to that she served as Vice President of Individual Business for Blue Cross Blue Shield of Michigan where she was employed since 1985.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “We are pleased to add Joan to the Boards of Directors of both our parent company and the Bank. Joan brings many years of business experience and expertise serving in several senior leadership roles within the healthcare industry.  Joan is familiar with our Michigan markets, and knowledgeable on what it takes to compete in an industry faced with heavy regulation, consolidation and rapid change. ”

Joan A. Budden commented: “I am excited to join the Board of Directors of Independent Bank Corporation. The Company has a strong dedication to Michigan and the communities it serves. I look forward to working with such a talented and committed Board and management team.”

Ms. Budden is a graduate of the University of Michigan with a Bachelors Degree in Business Administration and also earned a Masters Degree in Public Administration from Wayne State University. In her 25 years of experience in the health care industry, she has served in executive leadership roles in multiple areas, including the Individual Consumer Products Division, Project Management Office, and Corporate Strategy Department for one of the nation’s largest health plans.

Ms. Budden’s community activities include serving as Chairman of the Michigan Women’s Foundation, as well as serving on the Board of Directors of Spectrum Health Hospitals, the Grand Rapids YMCA, Grand Rapids Chamber of Commerce, and The Children’s Center in Detroit.

About Independent Bank Corporation

Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $2.3 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary. This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, investments and title services. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.

For more information, please visit our website at:  www.IndependentBank.com.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Independent Bank Corporation or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Independent Bank Corporation's management based on information known to Independent Bank Corporation's management as of the date of this news release and do not purport to speak as of any other date. Forward looking statements may include descriptions of plans and objectives of Independent Bank Corporation's management for future or past operations, products or services, and forecasts of Independent Bank Corporation's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, and estimates of credit trends. Such statements reflect the view of Independent Bank Corporation's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Independent Bank Corporation's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in capital and credit markets; the interdependence of financial service companies; changes in regulation or oversight; unfavorable developments concerning credit quality; any future acquisitions or divestitures; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Independent Bank Corporation's customers; the implementation of Independent Bank Corporation's strategies and business models; Independent Bank Corporation's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; operational difficulties, failure of technology infrastructure or information security incidents; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; competitive product and pricing pressures among financial institutions within Independent Bank Corporation's markets; changes in customer behavior; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events; changes in accounting standards and the critical nature of Independent Bank Corporation's accounting policies. Independent Bank Corporation cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” in Independent Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 2014. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.